UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

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                                MMC ENERGY, INC.
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                (Name of Registrant as Specified In Its Charter)


                                 KARL W. MILLER
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

The following press release was issued by Energy Holdings Limited LLC, G. William Eason and Karl W. Miller on March 20, 2008.

Investor Contacts:

Media Contacts:
G. William Eason
gwilliameason@gmail.com
(917) 591-6906

FOR IMMEDIATE RELEASE

    ENERGY HOLDINGS LIMITED LLC NOMINATES SLATE OF DIRECTORS FOR ELECTION TO
            MMC ENERGY, INC. BOARD OF DIRECTORS AT THE MAY 28, 2008
                         ANNUAL MEETING OF STOCKHOLDERS

WILMINGTON, NORTH CAROLINA, MARCH 20, 2008-Energy Holdings Limited LLC (EHL), a group of founding shareholders of MMC Energy, Inc. (MMC) and Karl W. Miller, founder and a former chairman, CEO and director of MMC, and the largest individual, non-institutional investor, announced its slate of nominees for election to the board of directors of MMC at the annual meeting to be held May 28, 2008 in San Francisco, California. The slate is comprised of a combination of MMC's entrepreneurial founding stockholders and energy industry executives with broad and deep energy experience.

"We are very proud of our slate and feel confident that if investors take a cold, hard look at the opportunities that exist within the energy industry today, and the state of affairs within MMC, there is every reason to elect our slate", said G. William Eason, Managing Member of EHL.

Eason cited the ability of EHL's nominees to raise investor confidence and move the company forward as reasons for the change. "Our slate has the execution capabilities and experience level," said Eason.

MMC's share price has hit an all time low of $2.06 today and, combined with the lack of liquidity, creates what EHL considers to be concern among investors about the status of MMC.

EHL does not wish to see MMC divert the remaining cash from the proceeds of the June 2007 IPO for the execution of an ill advised transaction that is not in the best interest of stockholders.

The EHL slate plans to immediately relocate the Company to California, close the New York office, seek to develop a meaningful asset acquisition pipeline and additional sources of capital at the asset level and ensure the use of proceeds from the June 2007 IPO are properly dedicated to the Chula Vista and Escondido upgrade projects.

The EHL slate is a mix of individuals with entrepreneurial talent who understand the dynamics and challenges of managing a growth business, and had invested in MMC at its inception. The slate includes energy industry executives with proven track records. "We are excited about creating what EHL feels is an energetic, dynamic and execution oriented team moving MMC forward", said Eason.

The following is EHL's slate of nominees: Ketheesch Aran, William Eason, Joseph
C. Hearne, Kevin McConville, Karl W. Miller, Raiford Trask, Jr. and Tony Valentine.

The EHL slate will not collect fees for board service or meetings, substantially reducing the annual general and administrative expenses of MMC to preserve cash.

As required by MMC's Bylaws, EHL delivered to MMC's New York corporate offices the slate of nominees and notice that it intends to propose certain amendments to the MMC Bylaws.

IMPORTANT INFORMATION

EHL and Messrs. Eason and Miller intend to file with the Securities and Exchange Commission and mail to stockholders a proxy statement and proxy card to be used to solicit proxies in connection with MMC's May 2008 annual meeting. Stockholders are advised to read carefully the proxy statement and other information related to the solicitation when they become available because they will contain important information. When completed, a definitive proxy statement and a form of proxy will be mailed to MMC's stockholders and will be available, along with other relevant documents, at no charge, at the SEC's website at http://www.sec.gov. Information relating to the participants in such proxy solicitation will be contained in the proxy statement to be filed by EHL and Messrs. Eason and Miller.


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